Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors and Stockholders
ConAgra Foods, Inc.:

We consent to the incorporation by reference in the registration statement Nos. 333-177140 and 333-155665 on Form S-3 and registration statements Nos. 333-70476, 333-46962, 333-46960, 333-44426, 333-78063, 333-64633, 33-50113, 33-48295, 33-28079, 2-81244, 2-96891, 33-15815, 333-17573, 33-52330, 333-17549, 33-63061, 33-37293, 333-00997, 333-162180, 333-162137, and 333-162136 on Form S-8 of ConAgra Foods, Inc. and subsidiaries (the Company) of our reports dated July 16, 2014, with respect to the consolidated balance sheets of the Company as of May 25, 2014 and May 26, 2012, and the related consolidated statements of earnings, comprehensive income, common stockholders’ equity, and cash flows for each of the years in the three-year period ended May 25, 2014, the related consolidated financial statement schedule for each of the years in the three-year period ended May 25, 2014, and the effectiveness of internal control over financial reporting as of May 25, 2014, which reports appear in the Annual Report on Form 10-K of ConAgra Foods, Inc. for the fiscal year ended May 25, 2014.

/s/ KPMG LLP

Omaha, Nebraska
July 16, 2014